Exhibit 10.2
TERM PROMISSORY NOTE
(Floating Rate)

BORROWER’S NAME AND ADDRESS	OFFICER	MATURITY DATE
ProLink Holdings Corp. ProLink Solutions, LLC 410 S. Benson Lane Chandler, Arizona 85224	K. Ehrhardt	September 30, 2006

$2,000,000.00	Phoenix, Arizona	June 30, 2006
On September 30, 2006 (the “Maturity Date”), for value received, PROLINK HOLDINGS CORP., a Delaware corporation and PROLINK SOLUTIONS, LLC, an Arizona limited liability company (individually and/or collectively as the context requires, “Borrower”), jointly and severally, promise to pay to the order of COMERICA BANK or its successor-in-interest (“Lender”), at its office at 75 East Trimble Road, San Jose, California 95131, or at such other place as Lender may from time to time designate in writing, the principal sum of Two Million and No/100 Dollars ($2,000,000.00), or so much thereof as may be advanced from time to time, together with interest from the date of disbursement computed on the principal balances hereof from time to time outstanding, adjusted daily to the rate which is two percent (2.0%) per annum in excess of the Base Rate of interest (as herein defined) being charged by Lender (“Note”). For the purpose of this Note, the Base Rate is that rate so announced by Lender as its “base rate” from time to time and which serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto. The interest rate payable hereunder shall fluctuate with any change in the Base Rate, and such fluctuation in the interest rate shall be effective on the effective date of each and every change in the Base Rate as, from time to time, announced by Lender at its corporate headquarters in San Jose, California. Should Lender no longer exist or fail to announce a “base rate,” the Base Rate shall be the annual rate of interest publicly announced from time to time by Bank of America, N.A. as its “prime” rate of interest.
On each of July 31, 2006 and August 31, 2006, Borrower shall make a principal payment of $55,555.56, plus accrued interest with a final payment of all outstanding principal plus accrued interest on the Maturity Date. Interest shall be computed daily based upon a three hundred sixty (360) day year for the actual number of days elapsed. Should interest not be paid when due, it shall become part of the principal and thereafter bear interest as herein provided.
Should default be made in the payment of principal or interest when due or in the performance or observance when due of any term, covenant or condition of any deed of trust, security agreement or other agreement (including amendments and extensions thereof) securing or pertaining to this Note, then, at the option of Lender hereof and without notice or demand, the entire balance of principal and accrued interest then remaining unpaid shall become immediately due and payable and thereafter bear interest, until paid in full, at the increased rate of five percent (5%) per annum over and above the interest rate(s) contracted for herein as it may vary from time to time. Borrower acknowledges and agrees that during the time that any payment of principal, interest or other amounts due under this Note is delinquent, Lender will incur additional costs and expenses attributable to its loss of use of the money due and to the adverse impact on Lender’s ability to avail itself of other opportunities. Borrower acknowledges and agrees that it is extremely difficult and impractical to ascertain the extent of such costs and expenses and that proof of actual damages would be costly or inconvenient. Borrower therefore agrees that interest at the increased rate of five percent (5%) per annum over and above the interest rate(s) contracted for in this Note represents a reasonable sum considering all the circumstances existing on the date of this Note and represents a fair and reasonable estimate of such costs and expenses. No delay or omission on the part of Lender hereof in exercising any right hereunder, or under any such deed of trust, security agreement or other agreement shall operate as a waiver of such right or of any other right under this Note or under any such deed of trust, security agreement or other agreement.
If any payment of principal or interest under this Note shall not be made within fifteen (15) calendar days of the date due, a late charge of five percent (5%) of the overdue amount may be charged by Lender for the purpose of defraying the expenses incident to handling such delinquent payments. Borrower acknowledges and agrees that it is extremely difficult and impractical to ascertain the extent of such expenses and that proof of actual damages would be costly or inconvenient. Borrower therefore agrees that such late charge represents a reasonable sum considering all of the circumstances existing on the date of this Note and represents a fair and reasonable estimate of the costs that will be sustained by Lender due to the failure of Borrower to make timely payments. Such late charge shall be paid without prejudice to the right of Lender to collect any other amounts provided to be paid or to declare a default under this Note or under the Deed of Trust referred to in this Note or from exercising any of the other rights and remedies of Lender, including, without limitation, the right to declare the entire balance of principal and accrued interest then remaining unpaid immediately due and payable, subject to notice and cure as provided in the Loan Agreement.
Borrower agrees to pay the contracted rate of interest, which includes interest at the rate set forth herein and all costs and fees associated with obtaining this credit accommodation to the extent any such costs and fees are deemed interest under applicable law. Borrower and Lender agree that none of the terms and provisions contained herein shall be construed to create a contract for the use, forbearance or detention of money requiring payment of interest at a rate in excess of the maximum interest rate permitted to be charged by the laws of the State of Arizona. In such event, if any holder of this Note shall collect monies which are deemed to constitute interest which would otherwise increase the effective interest rate on this Note to a rate in excess of the maximum rate permitted to be charged by the laws of the State of Arizona, all such sums deemed to constitute interest in excess of such maximum rate shall, at the option of the holder, be credited to the payment of other amounts payable hereunder or returned to Borrower.
If this Note is not paid when due, whether at its specified or accelerated Maturity Date, Borrower promises to pay all costs of collection and enforcement of this Note, including, but not limited to, reasonable attorneys’ fees and costs, incurred by Lender on account of such collection or enforcement, whether or not suit is filed hereon.
Principal and interest shall be payable in lawful money of the United States without set off, demand or counterclaim. Borrower waives the defense of the statute of limitations in any action on this Note. Presentment, notice of dishonor, and protest are waived by all makers, sureties, guarantors and endorsers of this Note. Such parties expressly consent to any extension of the time of payment hereof or any installment hereof, to any renewal, and to the release of any or all of the security given for the payment of this Note or the release of any party liable for this obligation.
Borrower agrees that Lender may provide any financial or other information, data or material in Lender’s possession relating to Borrower, this Note, the loan evidenced by this Note, the property or the improvements, to Lender’s parent, affiliate, subsidiary, participants or service providers, without further notice to Borrower.
This Note is secured by the Collateral as such capitalized term is defined in that certain Loan and Security Agreement dated of even date herewith. This Note shall be governed and construed in accordance with the laws of the State of Arizona.
Borrower may prepay this Note in whole or in part without penalty. No partial prepayment shall affect the obligation of Borrower to pay the next and subsequent regular installments payable hereunder until the entire balance of principal and interest shall have been paid in full.

BORROWER:

PROLINK HOLDINGS CORP., a Delaware corporation

By: /s/ Barry Sullivan
Name: Barry Sullivan
Title: Chief Financial Officer

PROLINK SOLUTIONS, LLC, a Delaware limited liability company

By: /s/ Barry Sullivan
Name: Barry Sullivan
Title: Chief Financial Officer
NOTICE: THIS NOTE CONTAINS PROVISIONS FOR A VARIABLE INTEREST RATE WHICH MAY RESULT IN INCREASES IN THE INTEREST RATE AND IN THE MONTHLY INSTALLMENTS.